EXHIBIT 24

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date: February 12, 2021

Name: Rankin Associates I, L.P.

By: Main Trust of Alfred M. Rankin, Jr., created under the Agreement, dated as of September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., creating a trust for the benefit of Alfred M. Rankin, Jr. (successor in interest to the Trust created by the Agreement, dated August 30, 1967, as supplemented, amended and restated, between National City Bank, as trustee, and Alfred M. Rankin, Jr., creating a trust for the benefit of Alfred M. Rankin, Jr.), as one of its General Partners

	By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., as Trustee

REPORTING PERSONS

	By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., on behalf of himself and as:

Attorney-in-Fact for Thomas T. Rankin*

Attorney-in-Fact for Claiborne R. Rankin*

Attorney-in-Fact for Roger F. Rankin*

Attorney-in-Fact for Bruce T. Rankin*

Attorney-in-Fact for Helen R. Butler*

Attorney-in-Fact for Clara T. Rankin Williams*

Attorney-in-Fact for Chloe O. Rankin*

Attorney-in-Fact for Corbin K. Rankin*

Attorney-in-Fact for Alison A. Rankin*

Attorney-in-Fact for BTR 2020 GST for Helen R. Butler*

Attorney-in-Fact for BTR 2020 GST for Clara R. Williams*

Attorney-in-Fact for BTR 2020 GST for Matthew M. Rankin*

Attorney-in-Fact for BTR 2020 GST for James T. Rankin*

Attorney-in-Fact for BTR 2020 GST for Thomas P.K. Rankin*

Attorney-in-Fact for BTR 2020 GST for Chloe R. Seelbach*

Attorney-in-Fact for BTR 2020 GST for Claiborne R. Rankin, Jr.*

Attorney-in-Fact for BTR 2020 GST for Julia R. Kuipers*

Attorney-in-Fact for BTR 2020 GST for Anne F. Rankin*

Attorney-in-Fact for BTR 2020 GST for Elisabeth M. Rankin*

Attorney-in-Fact for CRW 2020 GST Trust for Margo J.V. Williams*

Attorney-in-Fact for CRW 2020 GST Trust for Helen C. Williams*

Attorney-in-Fact for HRB 2020 GST Trust for Clara R. Butler*

Attorney-in-Fact for HRB 2020 GST Trust for Griffin B. Butler*

*

The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 1 to the Schedule 13D, filed October 9, 2012, and in Exhibit 8 of the Schedule 13D/A, filed February 14, 2014.